Exhibit 10.1

Execution Version

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of March 27, 2020, is by and among RUTH’S HOSPITALITY GROUP, INC., a Delaware corporation (the “Borrower”), the Guarantors party hereto, WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent on behalf of the Lenders under the Credit Agreement (as hereinafter defined) (in such capacity, the “Administrative Agent”), and the Lenders party hereto.

W I T N E S E T H

WHEREAS, the Borrower, the Guarantors, the Lenders and the Administrative Agent are parties to that certain Credit Agreement dated as of February 2, 2017 (as amended by that certain First Amendment to Credit Agreement dated as of September 18, 2019 and as further amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement);

WHEREAS, the Borrower has requested that the Lenders (i) increase the aggregate amount of the Commitments to $150 million pursuant to Section 4.13 of the Credit Agreement and (ii) make certain other amendments to the Credit Agreement as set forth herein;

WHEREAS, concurrently with the effectiveness of this Amendment, the Lenders have agreed to provide such increase to the aggregate amount of the Commitments (the “Incremental Commitments”) to the Borrower, as set forth in Section 2.1 hereof in the amounts and subject to the conditions set forth herein; and

WHEREAS, the Lenders have agreed to amend the Credit Agreement, in each case subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

AMENDMENT TO CREDIT AGREEMENT

As of the Second Amendment Effective Date (as hereinafter defined), the Credit Agreement is hereby amended in the following respects:

1.1Amendment to the definition of “Applicable Margin”.  The definition of “Applicable Margin” in Section 1.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

“Applicable Margin” means the corresponding percentages per annum as set forth below based on the Consolidated Leverage Ratio:

Pricing Level	Consolidated Leverage Ratio	Commitment Fee	LIBOR +	Base Rate +
I	Less than 0.75 to 1.00	0.20%	1.50%	0.50%

II	Greater than or equal to 0.75 to 1.00, but less than 1.50 1.00	0.25%	1.75%	0.75%
III	Greater than or equal to 1.50 to 1.00, but less than 2.25 to 1.00	0.30%	2.00%	1.00%
IV	Greater than or equal to 2.25 to 1.00, but less than 3.00 to 1.00	0.35%	2.25%	1.25%
V	Greater than or equal to 3.00 to 1.00	0.40%	2.50%	1.50%

The Applicable Margin shall be determined and adjusted quarterly on the date five (5) Business Days after the day on which the Borrower provides a Compliance Certificate pursuant to Section 7.1(iv) for the most recently ended Fiscal Quarter of the Borrower (each such date, a “Calculation Date”); provided that (a) the Applicable Margin shall be based on Pricing Level II until the first Calculation Date occurring after the Second Amendment Effective Date and, thereafter the Pricing Level shall be determined by reference to the Consolidated Leverage Ratio as of the last day of the most recently ended Fiscal Quarter of the Borrower preceding the applicable Calculation Date, and (b) if the Borrower fails to provide a Compliance Certificate when due as required by Section 7.1(iv) for the most recently ended Fiscal Quarter of the Borrower preceding the applicable Calculation Date, the Applicable Margin from the date on which such Compliance Certificate was required to have been delivered shall be based on Pricing Level V until such time as such Compliance Certificate is delivered, at which time the Pricing Level shall be determined by reference to the Consolidated Leverage Ratio as of the last day of the most recently ended Fiscal Quarter of the Borrower preceding such Calculation Date. The applicable Pricing Level shall be effective from one Calculation Date until the next Calculation Date.  Any adjustment in the Pricing Level shall be applicable to all Extensions of Credit then existing or subsequently made or issued.

Notwithstanding the foregoing, in the event that any financial statement or Compliance Certificate delivered pursuant to Section 7.1(ii), (iii) or (iv) is shown to be inaccurate (regardless of whether (i) this Agreement is in effect, (ii) any Commitments are in effect, or (iii) any Extension of Credit is outstanding when such inaccuracy is discovered or such financial statement or Compliance Certificate was delivered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then (A) the Borrower shall immediately deliver to the Administrative Agent a corrected Compliance Certificate for such Applicable Period, (B) the Applicable Margin for such Applicable Period shall be determined as if the Consolidated Leverage Ratio in the corrected Compliance Certificate were applicable for such Applicable Period, and (C) the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent the accrued additional interest and fees owing as a result of such increased Applicable Margin for such Applicable Period, if any, which payment shall be promptly applied by the Administrative Agent in accordance with Section 4.4.  Nothing in this paragraph shall limit the rights of the Administrative Agent and Lenders with respect to Sections 4.1(b) and 10.2 nor any of their other rights under this Agreement or any other Loan Document.  The Borrower’s obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Obligations hereunder for a period of one year following the termination of such Commitments and repayment of such Obligations hereunder.

1.2Amendment to the definition of “Commitment”.  The last two sentences in the definition of “Commitment” in Section 1.1 of the Credit Agreement are hereby amended in their entireties to read as follows:

The aggregate Commitments of all the Lenders on the Second Amendment Effective Date shall be ONE HUNDRED FIFTY MILLION DOLLARS ($150,000,000).  The Commitment of each Lender as of the Second Amendment Effective Date is set forth opposite the name of such Lender on Schedule 1.1(b).

1.3Amendment to the definition of “Consolidated EBITDA”.  Clause (ix) of the definition of “Consolidated EBITDA” in Section 1.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

(ix) nonrecurring costs and expenses in connection with permanent restaurant closures and lease terminations in an aggregate amount not to exceed $10,000,000 during such period,

1.4Amendment to the definition of “LIBOR Rate”.  The definition of “LIBOR Rate” in Section 1.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

“LIBOR Rate” means a rate per annum determined by the Administrative Agent pursuant to the following formula:

LIBOR Rate =	LIBOR
1.00-Eurodollar Reserve Percentage

Notwithstanding the foregoing, in no event shall LIBOR Rate be less than 1.00%.

1.5Amendment to Section 1.1.  The following new definition is hereby added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order to read as follows:

“Second Amendment Effective Date” means March 27, 2020.

1.6Amendment to Section 4.13(a).  Section 4.13(a) of the Credit Agreement is hereby amended by replacing the reference to “$30,000,000” therein with “$0”.

1.7Amendment to Section 8.5.  Section 8.5 of the Credit Agreement is hereby amended in its entirety to read as follows:

SECTION 8.5  Restricted Junior Payments.  The Credit Parties shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment; provided that, so long as no Event of Default shall have occurred and be continuing or shall be caused thereby, the Borrower may pay dividends on or repurchase shares of its common stock (i) in an aggregate amount for such dividends and repurchases during the period from the Closing Date to and including the Maturity Date not to exceed $100,000,000 if the Consolidated Leverage Ratio as of the end of the immediately preceding Fiscal Quarter (before and after giving effect to the proposed dividends and/or share repurchases on a Pro Forma Basis) is greater than or equal to 2.00:1.00 and (ii) in an unlimited amount if the Consolidated Leverage Ratio as of the end of the immediately preceding Fiscal Quarter (before and after giving effect to the proposed dividends and/or share repurchases on a Pro Forma Basis) is less than 2.00:1.00; provided further that, notwithstanding the foregoing, as of the Second Amendment Effective Date, no Restricted Junior Payments shall be permitted to be made hereunder to the extent that the Consolidated Leverage Ratio is greater than or equal to 2.50:1.00 (before and after giving effect to the proposed Restricted Junior Payments on a Pro Forma Basis) as determined based on the applicable Compliance Certificate provided by the Borrower pursuant to Section 7.1(iv) for the most recently ended Fiscal Quarter commencing with the second Fiscal Quarter of the 2020 Fiscal Year.

1.8Amendment to Section 8.6(b).  Section 8.6(b) of the Credit Agreement is hereby amended in its entirety to read as follows:

(b)Maximum Consolidated Leverage Ratio.  As of the last day of any Fiscal Quarter ending during the periods specified below, the Borrower shall not permit the Consolidated Leverage Ratio to be greater than the corresponding ratio set forth below:

Period	Maximum Ratio
Closing Date through the last day of the third Fiscal Quarter of the 2017 Fiscal Year	3.00 to 1.00
The last day of the fourth Fiscal Quarter of the 2017 Fiscal Year through the last day of the first Fiscal Quarter of the 2020 Fiscal Year	2.75 to 1.00
The last day of the second Fiscal Quarter of the 2020 Fiscal Year through the last day of the first Fiscal Quarter of the 2021 Fiscal Year	4.00 to 1.00
The last day of the second Fiscal Quarter of the 2021 Fiscal Year and thereafter	2.75 to 1.00

1.9Amendment to Section 8.14.  Section 8.14 of the Credit Agreement is hereby amended in its entirety to read as follows:

SECTION 8.14  Consolidated Capital Expenditures.  The Credit Parties shall not, and shall not permit their Subsidiaries to, make or incur Consolidated Capital Expenditures; provided, however, (i) the Credit Parties and their Subsidiaries may make Consolidated Capital Expenditures in any Fiscal Year in an amount not to exceed 75% of Consolidated EBITDA for the immediately preceding Fiscal Year if the Consolidated Leverage Ratio as of the end of the immediately preceding Fiscal Quarter (before and after giving effect to the proposed Consolidated Capital Expenditure on a Pro Forma Basis) is greater than or equal to 1.50:1.00 and (ii) the Credit Parties and their Subsidiaries may make Consolidated Capital Expenditures in any Fiscal Year in an unlimited amount if the Consolidated Leverage Ratio as of the end of the immediately preceding Fiscal Quarter (before and after giving effect to the proposed Consolidated Capital Expenditure on a Pro Forma Basis) is less than 1.50:1.00; provided further that, notwithstanding the foregoing, as of the Second Amendment Effective Date, no Consolidated Capital Expenditures (other than Consolidated Maintenance Capital Expenditures) shall be permitted to be made or incurred hereunder to the extent that the Consolidated Leverage Ratio is greater than or equal to 2.50:1.00 (before and after giving effect to the proposed Consolidated Capital Expenditures) as determined based on the applicable Compliance Certificate provided by the Borrower pursuant to Section 7.1(iv) for the most recently ended Fiscal Quarter commencing with the second Fiscal Quarter of the 2020 Fiscal Year.  For the avoidance of doubt, nothing in the immediately foregoing proviso shall prevent any Credit Party from paying any invoice owed in respect of any Consolidated Capital Expenditure for work commenced prior to the Second Amendment Effective Date (to the extent otherwise permitted herein).

1.10Amendment to Schedule 1.1(b).  Schedule 1.1(b) to the Credit Agreement is hereby amended and restated in its entirety to read as provided on Schedule 1.1(b) attached hereto.

ARTICLE II

INCREMENTAL COMMITMENTS

2.1 Incremental Commitments.  Each Lender by its execution of this Amendment, hereby acknowledges, agrees and confirms its Commitment in the aggregate principal amount for such Lender as set forth on Schedule 1.1(b) attached hereto (which includes the Incremental Commitments for such Lender) and its obligation to make its portion of the Revolving Credit Loans to the Borrower from time to time in accordance with the provisions of the Credit Agreement.  Each of the parties hereto acknowledges and agrees that, after giving effect to this Amendment, no additional Incremental Commitments shall be permitted to be established pursuant to Section 4.13 of the Credit Agreement.

ARTICLE III

CONDITIONS

3.1Closing Conditions.  This Amendment shall be deemed effective as of the date set forth above (the “Second Amendment Effective Date”) upon satisfaction of the following conditions (in form and substance reasonably acceptable to the Administrative Agent):

(a)Executed Amendment.  The Administrative Agent shall have received a copy of this Amendment duly executed by each of the Credit Parties, the Administrative Agent and the Lenders.

(b)Closing Certificates; Etc.  The Administrative Agent shall have received each of the following:

(i)Officer’s Certificate.  A certificate from a Responsible Officer of the Borrower to the effect that (A) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing and (B) each of the representations and warranties of the Credit Parties contained in Article VI of the Credit Agreement are true and correct in all material respects, except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects, as of the date hereof (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date); provided that, only with respect to Section 6.4 of the Credit Agreement, and only from the Second Amendment Effective Date until the earlier of (x) September 30, 2020 and (y) the lifting of social distancing restrictions by any applicable Governmental Authorities, the impacts of the existing Coronavirus pandemic on the business, operations, properties, assets, liabilities or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole that have already occurred and were disclosed in writing to Lenders in the Bank Presentation Materials distributed on March 16, 2020 (which included the Borrower’s Consolidated Leverage Ratio Covenant projections, a Covenant Forecast and Working Forecast Model) will be disregarded for purposes of determining whether a Material Adverse Effect has occurred.

(ii)Compliance Certificate.  A Compliance Certificate from the Borrower demonstrating that (1) the Borrower is in compliance with the financial covenants set forth in Section 8.6 of the Credit Agreement and (2) the Consolidated Leverage Ratio is less than 2.50:1.00, in each case, based on the financial statements most recently delivered pursuant to Section 7.1(ii) or 7.1(iii) of the Credit Agreement, as applicable, both before and after giving effect (on a Pro Forma Basis) to (x) the Incremental Commitments, (y) the making of any Incremental Loans (with the Incremental Commitments being deemed to be fully funded) and (z) any Permitted Acquisition consummated in connection with such Incremental Loans (if any).

(iii)Certificates of Good Standing.  Certificates as of a recent date of the good standing of each Credit Party under the laws of its jurisdiction of organization (other than RCSH Operations, Inc., a California corporation, which good standing shall be provided to the Administrative Agent as soon as it is available following the Second Amendment Effective Date).

(c)Upfront Fees.  The Administrative Agent shall have received, for the account of each Lender, an upfront fee in an amount equal to 20 basis points on the aggregate amount the Incremental Commitment of such Lender.

(d)Other Fees and Out of Pocket Costs.  The Borrower shall have paid any and all reasonable out-of-pocket costs incurred by the Administrative Agent (including the fees and expenses Moore & Van Allen PLLC as legal counsel to the Administrative Agent), and all other fees and other amounts payable to the Administrative Agent, in each case in connection with the negotiation, preparation, execution and delivery of this Amendment.

ARTICLE IV
MISCELLANEOUS

4.1Amended Terms.  On and after the date hereof, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment.  Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

4.2Representations and Warranties of the Credit Parties.  Each of the Credit Parties represents and warrants as follows:

(a)Each Credit Party has all requisite power and authority and has taken all necessary corporate and other action, to authorize the execution, delivery and performance of this Amendment in accordance with its terms.

(b)This Amendment has been duly executed and delivered by the duly authorized officers of each Credit Party that is a party hereto and constitutes the legal, valid and binding obligation of each Credit Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(c)No consent or authorization of, filing with, or other act in respect of, an arbitrator or Governmental Authority and no consent of any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment.

(d)After giving effect to this Amendment, the representations and warranties set forth in the Loan Documents are true and correct in all material respects as of the date hereof (except for (i) those which expressly relate to an earlier date and (ii) those that are qualified by materiality or reference to Material Adverse Effect, which are true and correct in all respects).

(e)After giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.

(f)The Security Documents continue to create a valid security interest in, and Lien upon, the Collateral, in favor of the Administrative Agent, for the benefit of the Lenders, which security interests and Liens are perfected in accordance with the terms of the Security Documents and prior to all Liens other than Permitted Encumbrances.

(g)Except as specifically provided in this Amendment, the Obligations of the Credit Parties are not reduced or modified by this Amendment and are not subject to any offsets, defenses or counterclaims.

4.3Reaffirmation of Obligations.  Each Credit Party hereby ratifies the Credit Agreement and each other Loan Document to which it is a party and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement and each other Loan Document to which it is a party applicable to it and (b) that it is responsible for the observance and full performance of its respective obligations under the Loan Documents.

4.4Loan Document.  This Amendment shall constitute a Loan Document under the terms of the Credit Agreement.

4.5Expenses.  The Borrower agrees to pay all reasonable costs and expenses of Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of the Administrative Agent’s legal counsel.

4.6Entirety.  This Amendment and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

4.7Counterparts; Telecopy.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.  Delivery of an executed counterpart to this Amendment by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.

4.8GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

4.9Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

4.10Consent to Jurisdiction; Service of Process; Waiver of Jury Trial.  The jurisdiction, services of process and waiver of jury trial provisions set forth in Sections 11.5 and 11.6 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

[Signature pages to follow]

IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed on the date first above written.

BORROWER:RUTH’S HOSPITALITY GROUP, INC.

By: /s/ Alice G. Givens
Name: Alice G. Givens
Title: SVP, General Counsel

GUARANTORS:RCSH OPERATIONS, INC.

By: /s/ Alice G. Givens
Name: Alice G. Givens
Title: SVP, General Counsel

RCSH OPERATIONS, LLC

By: /s/ Alice G. Givens
Name: Alice G. Givens
Title: SVP, General Counsel

RUTH’S CHRIS STEAK HOUSE BOSTON, LLC

By: /s/ Alice G. Givens
Name: Alice G. Givens
Title: SVP, General Counsel

RUTH’S CHRIS STEAK HOUSE FRANCHISE, LLC

By: /s/ Alice G. Givens
Name: Alice G. Givens
Title: SVP, General Counsel

RCSH MANAGEMENT, INC.

By: /s/ Alice G. Givens
Name: Alice G. Givens
Title: SVP, General Counsel

RHGI GIFTCO, INC.

By: /s/ Alice G. Givens
Name: Alice G. Givens
Title: SVP, General Counsel

RUTH’S HOSPITALITY GROUP, INC.

SECOND AMENDMENT

AGENT AND LENDERS:WELLS FARGO BANK, NATIONAL

ASSOCIATION, as Administrative Agent,

Swingline Lender, Issuing Lender and Lender

By: /s/ Maureen Malphus

Name:  Maureen Malphus

Title:  Vice President

RUTH’S HOSPITALITY GROUP, INC.

SECOND AMENDMENT

TD BANK, N.A.,

as Lender

By:  /s/ Sterling Harrell

Name:  Sterling Harrell

Title:  Director

RUTH’S HOSPITALITY GROUP, INC.

SECOND AMENDMENT

JPMORGAN CHASE BANK, N.A.,

as Lender

By: /s/ Erica Babycos

Name:  Erica Babycos

Title: Authorized Officer

RUTH’S HOSPITALITY GROUP, INC.

SECOND AMENDMENT

SCHEDULE 1.1(b)

Commitments and Commitment Percentages

Lender	Commitment	Commitment Percentage
Wells Fargo Bank, National Association	$58,333,333.33	38.888888889%
TD Bank, N.A.	$50,000,000.00	33.333333333%
JPMorgan Chase Bank, N.A.	$41,666,666.67	27.777777778%
Total:	$150,000,000.00	100.000000000%